REVISED EXHIBIT A

To the Amended Expense Limitation Agreement dated May 1, 2007, by and between Allianz Variable Insurance Products Fund of Funds Trust and Allianz Life Advisors, LLC (now Allianz Investment Management LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2014.  The Operating Expense Limit for each Fund is as follows:

Name of Fund                                                                                  Expense Limitation

AZL Fusion Balanced Fund                                                                            0.30%
AZL Fusion Moderate Fund                                                                           0.30%
AZL Fusion Growth Fund                                                                               0.30%
AZL Fusion Conservative Fund                                                                     0.35%
AZL Balanced Index Strategy Fund                                                               0.20%
AZL Growth Index Strategy Fund                                                                   0.20%
AZL MVP Balanced Index Strategy Fund                                                     0.20%
AZL MVP BlackRock Global Allocation Fund                                              0.15%
AZL MVP Franklin Templeton Founding Strategy Plus Fund                   0.15%
AZL MVP Fusion Balanced Fund                                                                   0.30%
AZL MVP Fusion Moderate Fund                                                                  0.30%
AZL MVP Growth Index Strategy Fund                                                         0.20%
AZL MVP Invesco Equity and Income Fund                                                0.15%

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust

By:      /s/ Mike Tanski
Name:  Mike Tanski
Title: Vice President, Operations

Allianz Investment Management LLC

By:     /s/ Michael D. Scriver
Name:  Michael D. Scriver
Title:  Vice President, Investment Management

Updated:  01/01/2013